UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 11/07/2008
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number: 1-16411

Delaware	95-4840775
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)
1840 Century Park East, Los Angeles, CA 90067
(Address of principal executive offices, including zip code)
(310) 553-6262
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) Northrop Grumman Corporation (the “Company”) entered into a new change-in-control agreement with Wesley G. Bush, President and Chief Operating Officer, on November 7, 2008, and with James F. Palmer, Corporate Vice President and Chief Financial Officer, on November 11, 2008, in the form of the January 2009 Special Agreement attached hereto as Exhibit 10.1. The January 2009 Special Agreement is effective January 1, 2009 and will supersede and replace the March 2004 Special Agreements between the Company and Messrs. Bush and Palmer and include the following:
•	Changes to comply with Section 409A of the U.S. Internal Revenue Code

•	Removal of a provision which permitted executives to voluntarily terminate from employment during the 13th month following a change in control and receive severance benefits

•	Elimination of lump-sum value for any perquisites

•	Change in the definition of bonus for severance from the highest of the last three years earned to the target bonus in the year of the change in control

•	Amendments related to Section 162(m) tax compliance of the U.S. Internal Revenue Code
Item 9.01.    Financial Statements and Exhibits
     (d) Exhibits.
     Furnished
     Exhibit 10.1   Form of Northrop Grumman Corporation January 2009 Special Agreement

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
Date: November 13, 2008	By:	/s/ Stephen D. Yslas

Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Exhibit Index

Exhibit No.	Description

EX-10.1	Form of Northrop Grumman Corporation January 2009 Special Agreement